Exhibit 4(e)

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                                 AMENDMENT NO. 1
                                       TO

                                CREDIT AGREEMENT
                          DATED AS OF DECEMBER 12, 2001
                                 PROVIDING FOR A

                            REVOLVING CREDIT FACILITY
                                MADE AVAILABLE TO

                        OVERSEAS SHIPHOLDING GROUP, INC.

                              OSG BULK SHIPS, INC.

                             OSG INTERNATIONAL, INC.

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                                January 22, 2002

                       AMENDMENT NO. 1 TO CREDIT AGREEMENT

            THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this "Amendment") is made as of the 22nd day of January, 2002 by and among (1) Overseas Shipholding Group, Inc., a corporation incorporated under the laws of the State of Delaware ("OSG"), (2) OSG Bulk Ships, Inc., a corporation incorporated under the laws of the State of New York ("OSG Bulk"), (3) OSG International, Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands ("OSG International," jointly and severally with OSG and OSG Bulk, the "Borrowers," each a "Borrower"), (4) the banks and financial institutions whose names and addresses are set out in Schedule 1 to the Credit Agreement, as hereinafter defined (together with any assignee pursuant to Section 10 of the Credit Agreement, the "Original Banks"), (5) JPMorgan Chase Bank, in its capacity as administrative agent for the Banks (the "Administrative Agent") and lender, (6) Den norske Bank ASA ("DnB"), as syndication agent for the Banks and lender, (7) Nordea, acting through Nordea Bank Finland Plc, New York Branch, as syndication agent for the Banks and lender (together with DnB, the "Syndication Agents"), and (8) Landesbank Schleswig-Holstein Girozentrale, as documentation agent for the Banks and lender (the "Documentation Agent" and together with the Administrative Agent and the Syndication Agents, the "Agents"), (9) Hamburgische Landesbank -Girozentrale-, as lender, (10) NIB Capital Bank N.V., as lender,
(11) The Bank of Nova Scotia ("BNS"), as an additional lender, (12) The Governor and Company of the Bank of Scotland ("BoS"), as an additional lender, (13) Dresdner Bank A.G. ("Dresdner"), as an additional lender, (14) ING Bank N.V. ("ING"), as an additional lender, (15) Lloyds TSB Band Plc ("Lloyds"), as an additional lender, (16) Vereins- und Westbank AG ("VuW"), as an additional lender, (17) The Dai-Ichi Kangyo Bank, Ltd. ("DKB"), as an additional lender,
(18) Deutsche Bank AG in Hamburg ("DB"), as an additional lender, and (19) Union Bank of Norway ("UBN", and together with BNS, BoS, Dresdner, ING, Lloyds, VuW, DKB and DB, the "New Banks"), as an additional lender and amends and is supplemental to the Credit Agreement made as of the 12th day of December, 2001 (the "Credit Agreement") made by and among (1) the Borrowers, (2) the Original Banks and (3) the Agents.

                                WITNESSETH THAT:

            WHEREAS, pursuant to the Credit Agreement, the Original Banks made available to the Borrowers a credit facility in an aggregate principal amount not to exceed U.S.$300,000,000 of which U.S.$240,000,000 was committed and made available by the Original Banks (the "Original Credit Facility");

            WHEREAS, the Borrowers, the Original Banks, the Agents and the New Banks have agreed that each of the New Banks be made party to the Credit Agreement as a Bank (as such term is defined in the Credit Agreement as amended hereby) and that the New Banks commit amounts to the Original Credit Facility;

            WHEREAS, the Borrowers have requested, and the Original Banks and the New Banks have agreed, subject to the terms and conditions herein contained, to increase the aggregate principal amount of the Original Credit Facility by U.S.$50,000,000 (the "Additional Credit Facility Amount") up to a maximum of U.S.$350,000,000 (the "Credit Facility").

            NOW, THEREFORE, in consideration of the premises, covenants and agreements hereinafter set forth, and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:

            1. Definitions. Unless otherwise defined herein, words and expressions defined in the Credit Agreement shall bear the same meanings when used herein.

            2. Representations and Warranties. Each of the Borrowers hereby reaffirms, as of the date hereof, each and every representation and warranty made thereby in the Credit Agreement and the Notes and the Borrowers hereby, jointly and severally, represent and warrant (which representations and warranties shall survive the execution and delivery of this Amendment and the Notes and each drawdown of the Facility) that:

            (a) All necessary corporate action has been taken to duly authorize, and all necessary consents and authorities have been obtained and remain in full force and effect to permit, each of the Borrowers to enter into and perform its obligations under this Amendment and the Notes;

            (b) Each of this Amendment and the Notes constitutes a legal, valid and binding obligation of each Borrower enforceable against such Borrower in accordance with its terms; and

            (c) Neither the execution and delivery by the Borrowers of this Amendment or the Notes, or any instrument or agreement referred to herein or therein, or contemplated hereby or thereby, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by each of them, will (i) conflict with, or result in a breach or violation of, or constitute a default under the organizational documents of the Borrowers; (ii) conflict with or contravene any Applicable Law or any contractual restriction binding on or affecting the Borrowers or any of their respective assets or properties;
                  (iii) result in a breach or violation of, or constitute a default under, or permit the acceleration of any material obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any material contractual obligation or any material agreement or document to which any of the Borrowers is a party or by which any of the Borrowers or any of their respective assets or properties is bound (or to which any such obligation, agreement or document relates); or (iv) result in any Lien upon any of the Borrowers' respective material assets or properties.


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

            3. No Defaults. Each of the Borrowers hereby represents and warrants that as of the date hereof there exists no Event of Default or any condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

            4. Performance of Covenants. Each of the Borrowers hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Credit Agreement, on its part to be performed, and covenants and undertakes to continue to duly perform and observe such covenants and undertakings, as amended hereby in accordance with the terms thereof.

            5. Amendment to the Credit Agreement. Subject to the terms and conditions of this Amendment, the Credit Agreement is hereby amended and supplemented, effective as of the date all conditions in Section 7 have been satisfied, as follows:

            (a) all references to "this Agreement' shall be deemed to refer to the Credit Agreement as amended hereby;

            (b)   Section 1.1 is amended as follows

                        (i) in the definition of "Facility," the words "in an initial amount of Two Hundred Forty Million Dollars ($240,000,000) and not to exceed Three Hundred Million Dollars ($300,000,000)" shall be deleted and replaced with the words "not to exceed Three Hundred Fifty Million Dollars ($350,000,000)";

            (c) Schedule 1 to the Credit Agreement is deleted and replaced in its entirety with Schedule 1 hereto;

            6. No Other Amendment. All other terms and conditions of the Credit Agreement shall remain in full force and effect and the Credit Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

            7. Conditions. The effectiveness of this Amendment is subject to the following terms and conditions:

            (a) Each of the Original Banks shall have returned to the Borrowers the Note executed by the Borrowers in favor of such Original Bank in relation to the Original Credit Facility;

            (b) The Borrowers shall have executed and delivered to each Original Bank and each New Bank a new Note in the amount of such Bank's Commitment;


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

            (c) The Administrative Agent shall have received the following documents in form and substance satisfactory to the Administrative Agent and its legal advisers:

                  (i) copies of the resolutions adopted by the board of directors of each Borrower, certified as true and complete by an officer of such Borrower, evidencing approval of this Amendment and the Notes and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact of each such Borrower to execute the same on its behalf;

                  (ii) copies from each Borrower, certified as true and complete by an officer of such Borrower, of all documents evidencing any other necessary action, approvals or consents with respect to this Amendment and the Notes and the transactions contemplated hereby and thereby; and

                  (iii) a certificate signed by the President, Treasurer,
                        Comptroller, Controller or chief financial officer of each of the Borrowers to the effect that (A) no Default or Event of Default shall have occurred and be continuing and (B) the representations and warranties of the Borrowers contained in this Amendment are true and correct as of the date of such certificate;

            (d) The Borrowers shall have duly executed and delivered this Amendment and the Notes to the Administrative Agent;

            (e) The Borrowers shall have duly executed and delivered to the Administrative Agent the fee letter of even date herewith of the Original Banks, supplemental to the Fee Letter (the "Supplemental Fee Letter"); and

            (f) The Administrative Agent shall have received executed counterparts of this Agreement from each of the Banks and the Agents (or, in the case of any Bank as to which an executed counterpart shall not have been received, the Administrative Agent shall have received in form satisfactory to it a telex, facsimile or other written confirmation from such Bank of the execution of a counterpart of this Agreement by such Bank).

            8. Other Documents. By the execution and delivery of this Amendment, each of the Borrowers hereby consents and agrees that all references in the Notes to the Credit Agreement shall be deemed to refer to the Credit Agreement as further amended by this Amendment.

            9. Fees and Expenses. Each of the Borrowers agree to pay promptly all costs and expenses (including reasonable legal fees) of the Agents and any Banks in connection with the


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

preparation and execution of this Amendment and all fees and expenses due pursuant to the Supplemental Fee Letter.

            10. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

            11. Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.

            12. Headings; Amendment. In this Amendment, Section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment. This agreement cannot be amended other than by written agreement signed by the parties hereto.

                            [Signature Page Follows]


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

            IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment by its duly authorized representative on the day and year first above written.


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

OVERSEAS SHIPHOLDING GROUP, INC.,           OSG BULK SHIPS, INC.,
as Borrower                                 as Borrower

By________________________________          By________________________________
  Name: Myles R. Itkin                       Name: Myles R. Itkin
  Title: Sr. Vice President, CFO             Title: Sr. Vice President
  and Treasurer                               and Treasurer


OSG INTERNATIONAL, INC.,                    JPMORGAN CHASE BANK,
as Borrower                                 as Administrative Agent and Bank

By________________________________          By_______________________________
  Name: Myles R. Itkin                        Name:
  Title: Sr. Vice President                   Title:


DEN NORSKE BANK ASA,                        NORDEA, acting through NORDEA BANK
as Syndication Agent and Bank               FINLAND PLC, New York Branch,
                                            as Syndication Agent and Bank

By________________________                  By__________________________
  Name:                                       Name:
  Title:                                      Title:

By_________________________                 By__________________________
  Name:                                       Name:
  Title:                                      Title:


LANDESBANK SCHLESWIG-HOLSTEIN               HAMBURGISCHE LANDESBANK
GIROZENTRALE,                               -GIROZENTRALE-,
as Documentation Agent and Bank             as Bank

By_____________________________             By____________________________
  Name:                                       Name:
  Title:                                      Title:

By_____________________________             By____________________________
  Name:                                       Name:
  Title:                                      Title:


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

NIB CAPITAL BANK, N.V.,                     THE BANK OF NOVA SCOTIA,
as Bank                                     as Bank

By____________________________              By____________________________
  Name:                                       Name:
  Title:                                      Title:

By____________________________
  Name:
  Title:


THE GOVERNOR AND COMPANY OF                 DRESDNER BANK AG,
THE BANK OF SCOTLAND,                       as Bank
as Bank

By_____________________________             By_______________________________
  Name:                                       Name:
  Title:                                      Title:

By_____________________________             By_______________________________
  Name:                                       Name:
  Title:                                      Title:


ING BANK N.V.,                              LLOYDS TSB BANK PLC,
as Bank                                     as Bank

By________________________________          By_______________________________
  Name:                                       Name:
  Title:                                      Title:

By________________________________          By_______________________________
  Name:                                       Name:
  Title:                                      Title:


VEREINS- UND WESTBANK AG,                   THE DAI-ICHI KANGYO BANK, LTD.,
as Bank                                     as Bank

By_________________________________         By________________________________
  Name:                                       Name:
  Title:                                      Title:

By_________________________________         By________________________________
  Name:                                       Name:
  Title:                                      Title:


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

DEUTSCHE BANK AG                            UNION BANK OF NORWAY,
IN HAMBURG,                                 as Bank
as Bank

By_____________________________             By_____________________________
  Name:                                       Name:
  Title:                                      Title:

By_____________________________             By_____________________________
  Name:                                       Name:
  Title:                                      Title:


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

                                                                      SCHEDULE I
                                      BANKS

Name of Entity                                                Commitment

Nordea, acting through Nordea                        Twenty Five Million Dollars
Bank Finland Plc,                                    ($25,000,000)
New York Branch
11 West 42nd Street, 7th Floor
New York, N.Y. 10036
Attn: Hans Chr. Kjelsrud
Facsimile No.: (212) 827-4888
Telephone No.: (212) 827-4814

Den Norske Bank ASA                                  Twenty Five Million Dollars
New York Branch                                      ($25,000,000)
200 Park Avenue
New York, New York 10166
Attn: Nikolai Nachamkin
Facsimile No.: (212) 681-3900
Telephone No.: (212) 681-3860

Hamburgische Landesbank -Girozentrale-               Thirty Five Million Dollars
Gerhart-Hauptmann-Platz 50                           ($35,000,000)
D-20095 Hamburg
Federal Republic of Germany
Attn: Uta Urbaniak
Facsimile No.: 011-49-40-3333-3048
Telephone No.: 011-49-40-3333-1769

Landesbank Schleswig-Holstein Girozentrale           Twenty Five Million Dollars
Martensdamm 6                                        ($25,000,000)
D-24103 Kiel
Federal Republic of Germany
Attn: Aziz Teksoy
Facsimile No.: +49-431-900-1791
Telephone No.: +49-431-900-1130

JPMorgan Chase Bank                                  Twenty Five Million Dollars
270 Park Avenue, 38th Floor                          ($25,000,000)
New York, N.Y. 10017
Attn.: Richard C. Smith
Facsimile No.: (212) 270-5100
Telephone No.: (212) 270-5435

NIB Capital Bank N.V.                                Twenty Five Million Dollars
Carnegieplein 4, 2417 KJ                             ($25,000,000)
P.O. Box 380, 2501 BH
The Hague
The Netherlands
Attn.: Peter Bergman
Facsimile No.: +31-70-342-5577
Telephone No.: +31-70-342-5459

The Bank of Nova Scotia                              Twenty Five Million Dollars
One Liberty Plaza                                    ($25,000,000)
New York, NY 10005
Attn.: Kevin McCarthy
Facsimile No.: 212-225-5091
Telephone No.: 212-225-5074

The Governor and Company                             Twenty Five Million Dollars
of the Bank of Scotland                              ($25,000,000)
New Uberior House, 11 Earl Grey Street
Edinburgh
Scotland EH3 9BN
Attn: John Lowe
Facsimile No.: +44 131 659 0387
Telephone No.: +44 131 659 0320

Dresdner Bank AG                                     Twenty Five Million Dollars
Jungfernstieg 22                                     ($25,000,000)
20354 Hamburg, Germany
Attn.: Thomas Witte
Facsimile No.: +49-40-3501 4007
Telephone No.: +49-40-3501 4360

ING Bank N.V.                                        Twenty Five Million Dollars
60 London Wall                                       ($25,000,000)
London, EC2M 5TQ
United Kingdom
Attn.: Hugh Baker
Facsimile No.: +44 207 767 7252
Telephone No.: +44 207 767 1992

Lloyds TSB Bank Plc                                  Twenty Five Million Dollars
Specialized Products                                 ($25,000,000)
PO Box 787
6 - 8 Eastcheap
London EC3M 1AE
United Kingdom
Attn.: Kirsten Kaarre Jensen
Facsimile No.: +44 207 661 4638
Telephone No.: +44 207 661 4261

Vereins- und Westbank AG                             Twenty Five Million Dollars
MT Shipping/Syndication                              ($25,000,000)
Alter Wall 22
D-20457 Hamburg
Attn.: Jorn Schepler
Facsimile No.: +49-40-3692-3696
Telephone No.: +49-40-3692-6548

The Dai-Ichi Kangyo Bank, Ltd.                       Fifteen Million Dollars
1633 Broadway, 40th Floor                            ($15,000,000)
New York, N.Y. 10019
Attn.: Perzemek T. Blaziak
Facsimile No.: 212 541-4822
Telephone No.: 212 649-0324

Deutsche Bank AG in Hamburg                          Fifteen Million Dollars
Adolphsplatz 7                                       ($15,000,000)
20457 Hamburg
Federal Republic of Germany
Attn.: Kerstin Seefeld
Facsimile No.: 0049 40 3701 4649
Telephone No.: 0049 40 3701 4635

Union Bank of Norway                                 Ten Million Dollars
Kirkegaten 18                                        ($10,000,000)
0107 Oslo
Norway
Attn.: Jan A. Solemslie
Facsimile No.: +47 22 319 830
Telephone No.: +47 22 319 307                        _____________________

TOTAL                                                $350,000,000


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